Exhibit 16.1 Letter from Grant Thornton, regarding change in certifying accountant.

Grant Thornton, L.L.P.
Certified Public Accountants

April 18, 2012

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D. C. 20549

Re: M&F Bancorp, Inc.
File No. 000-02307

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of M&F Bancorp, Inc. dated April 19, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton, L.L.P.
Grant Thornton, L.L.P.